                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in Cornerstone Properties Inc. and Subsidiaries' previously filed Registration Statements File Nos. 333-47149 and 333-18303 of our report dated February 24, 1998, on our audits of the consolidated financial statements and financial statement schedules of Cornerstone Properties Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

New York, New York
March 27, 1998